Exhibit 10.3
THIS NOTE AND THE SHARES ISSUABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAW. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS NOTE NOR ANY SHARES ISSUABLE ON CONVERSION THEREOF MAY BE TRANSFERRED, SOLD OR OFFERED FOR SALE, IN WHOLE OR IN PART, UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITY UNDER THE ACT AND QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAW, OR THERE IS AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED AS TO SAID TRANSFER, SALE OR OFFER.
CONVERTIBLE PROMISSORY NOTE

$2,000,000	Columbus, Ohio	October 29, 2007
     FOR VALUE RECEIVED, MAX & ERMA’S RESTAURANTS, INC. (“Borrower”) promises to pay to the order of DONAL H. MALENICK (hereinafter called “Lender,” which term shall include any holder hereof), at such place as Lender may designate or, in the absence of such designation, at 4461 Wayside Drive, Naples, FL 34119, the sum of Two Million Dollars ($2,000,000.00) (hereinafter called the “Principal Sum”), together with interest as hereinafter provided. Borrower promises to pay the Principal Sum and the interest thereon at the time and in the manner hereinafter provided in this note (this “Note”).
INTEREST
     Interest will accrue on the unpaid balance of the Principal Sum until paid at the rate of 8 1/2% per annum.
     All interest shall be calculated on the basis of a 360 day year for the actual number of days the Principal Sum or any part thereof remains unpaid. There shall be no penalty for prepayment. In the event that the Principal Sum is not paid on or before the Maturity Date (as defined below), interest shall accrue on the unpaid balance of the Principal Sum after the Maturity Date at a variable rate of interest per annum, which shall change in the manner set forth below, equal to three quarters of a percentage point (3/4%) in excess of the Prime Commercial Rate.
     “Prime Commercial Rate” means the rate announced by National City Bank as its prime rate, which rate may not be National City Bank’s lowest rate. Subject to any maximum or minimum interest rate limitation specified herein or by applicable law, any variable rate of interest on the obligation evidenced hereby shall change automatically without notice to Borrower immediately with each change in the Prime Commercial Rate.
MANNER OF PAYMENT
     The Principal Sum shall be due and payable in two installments, and at maturity, whether by demand, acceleration or otherwise. The first installment of the Principal Sum shall be in the amount of One Million Dollars ($1,000,000.00) and shall be due and payable in cash later than ten (10) days following receipt by Borrower of landlord construction reimbursement from The Foundry at South Strabane LLC, the landlord of the Borrower, with respect to the Borrower’s Washington, Pennsylvania restaurant. The second installment shall be in the amount of the entire unpaid balance of the Principal Sum and shall be due and payable in cash on the earlier of (a) April 16, 2009 and (b) the consummation of a transaction for the sale of the Borrower or additional equity of the Borrower pursuant to which the holders of indebtedness under the Credit Agreement (as defined in the Security Agreement, as defined below) and the Purchasers (as defined in the Intercreditor Agreement, as defined below) have been paid in full (the earlier of (a) and (b), the “Maturity Date”). Accrued interest on the Principal Sum shall be due and payable in cash on the same date as the first installment of the Principal Sum and quarterly on the last day of each full calendar quarter thereafter, and at maturity, whether by acceleration or otherwise.
SUBORDINATION AND INTERCREDITOR PROVISIONS
     Certain rights and remedies of the Lender hereunder may be subject to, or limited by, the terms of that certain Intercreditor Agreement (as amended from time to time, the “Intercreditor Agreement”) dated as of even date herewith among the Lender as a Junior Creditor, the Bank (as defined therein), the Purchasers (as defined therein) and the Borrower, to which reference is made as to its terms.
ELECTION TO RECEIVE SHARES
     At the option of Lender, which may be exercised at any time prior to the Maturity Date by delivery of a conversion notice in the form attached hereto as Exhibit A, in repayment of the second installment of the Principal Sum and all then-accrued and unpaid interest on the second installment of the Principal Sum, Lender may receive unregistered shares of common stock of Borrower (the “Common Stock”), the number of shares (the “Shares”) to be computed by dividing the then-outstanding principal and interest by $5.00 (the “Conversion Price”). Lender shall give Borrower at least three (3) business days’ notice of his election to receive shares in repayment of the second installment.
     No fractional Shares or scrip representing fractional shares shall be issued. Instead of any fractional shares which otherwise would be issuable upon conversion, Borrower shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction times the Conversion Price.

     The Conversion Price shall be adjusted from time to time in the following manner upon the occurrence of the following events:
     (a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If Borrower shall, at any time or from time to time, (A) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (B) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which Borrower is the continuing corporation), then in each such case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be adjusted so that Lender upon conversion after such date shall be entitled to receive the aggregate number and kind of shares of capital stock which, if this Note had been converted immediately prior to such date, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Conversion Price shall again be adjusted to be the Conversion Price, in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this section from and after such record date).
     (b) Certain Distributions. If Borrower shall, at any time or from time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which Borrower is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under the preceding paragraph) or subscription rights, options or warrants, upon conversion of the Note after that corporate event, Lender will be entitled to receive the securities or assets Lender would have received if Lender had converted the Note immediately before the first such corporate event and not disposed of the securities or assets received as a result of the or any subsequent corporate event.
     (c) Issuance of Common Stock Below Conversion Price.
          (i) If Borrower shall, at any time and from time to time, after the date hereof consummate an Equity Financing (as defined below), at a price per share of Common Stock or preferred stock, as the case may be (the “Equity Price”) which is at a lower price per share than the Conversion Price in effect immediately prior to such Equity Financing, then, subject to subparagraph (c)(ii) below, the Conversion Price shall be reduced to the Equity Price. For purposes of this subparagraph (c)(i) an “Equity Financing” means the sale or issuance of shares of Common Stock or preferred stock, as the case may be (or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock or preferred stock, as the case may be (collectively, “Securities”)) by Borrower, in a transaction or series of related or unrelated transactions other than those described in subparagraph (c)(ii) below). The Equity Price for Securities is determined by dividing (x) the total consideration received or receivable by Borrower in consideration of the sale or issuance of such Securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock and preferred stock, as the case may be, covered by such Securities.
          (ii) No adjustment shall be made to the Conversion Price pursuant to subparagraph (c)(i) above in connection with the (A) issuance of shares in any of the transactions described in paragraphs (a) or (b) above; (B) issuance of shares of Common Stock or preferred stock, as the case may be, upon the exercise of options or the grant of options provided that such options were or are issued pursuant to stock option plans approved by the stockholders of Borrower; (C) issuance of shares of Common Stock or preferred stock, as the case may be, upon the exercise or conversion of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock or preferred stock outstanding on the date of this Note; and (D) contributions of Common Stock or preferred stock to the Borrower’s 401(k) Plan.
     (d) De Minimus Adjustments. No adjustment shall be made under this section if the amount of such adjustment would result in a change in the Conversion Price of less than 1%, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change of at least 1%. Notwithstanding the provisions of the first sentence of this paragraph, any adjustment postponed pursuant to this paragraph shall be made no later than the earlier of the Maturity Date.
INVESTMENT EXPERIENCE
     Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”), and resides in the state of Florida. Lender acknowledges that he is a director of Borrower and is aware of Borrower’s business affairs and financial condition, has had access to and has acquired sufficient information about Borrower, so as to allow Lender to reach an informed and knowledgeable decision to acquire the Note. Lender independently has such business and financial experience as is required to give him the capacity to protect his own interests in connection with the purchase of the Note.
     Without limiting the ability to resell the Shares pursuant to an effective registration statement, or upon any exemption from registration that may be legally available, Lender represents that he or she is purchasing the Note, and will acquire the Shares for such Lender’s own account as principal for investment purposes, and not with a view to a distribution. Lender understands that the acquisition of the Note has not been registered under the Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Lender’s investment intent as expressed herein. Lender will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Note or the Shares, except in compliance with the Act and any applicable state securities laws, and the rules and regulations promulgated thereunder.
     Lender recognizes that an investment in the Note, and if issued on conversion, the Shares, involves a high degree of risk in that:
     (a) an investment in Lender is highly speculative and only investors who can afford the loss of their entire investment should consider investing in Borrower and the Note and the Shares;
     (b) Lender may not be able to liquidate this investment;
     (c) transferability of the Note and the Shares is extremely limited;
     (d) Lender could sustain the loss of his entire investment in the Note and the Shares;
     (e) no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of Borrower, has been promised, assured, represented or warranted by Borrower, or by any officer, director, employee, agent or representative thereof; and
     (f) while the Common Stock is presently quoted on the NASDAQ Global Market: (i) the issuance of the Note and the Shares are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless such transaction is registered under such laws or unless an exemption from registration is available under such laws, as more fully described below, and (ii) the Note is not quoted, traded or listed for trading or admitted for quotation on any organized market or quotation systems and there is therefore no present public or other market for such Note, and (iii) there can be no assurance that the Common Stock will continue to be quoted, traded or listed for trading on the NASDAQ Global Market or on any other organized market or trading system.
SECURITY
     This Note is secured by the security interests and assignments granted by Borrower to Lender in the Security Agreement dated as of even date herewith.
     If, at the time of payment and discharge hereof, Borrower shall be then directly or contingently liable to Lender as maker, indorser, surety or guarantor of any other note, bill of exchange, or other instrument, then Lender may continue to hold any of the Collateral as security therefor, even though this Note shall have been surrendered to Borrower. Lender shall not be bound to take any steps necessary to preserve any rights in the Collateral against prior parties. If any obligation evidenced by this Note is not paid when due, Lender may, at its option, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral, and shall have the rights of a secured party under the laws of the State of Ohio, and Borrower shall be liable for any deficiency.
DEFAULT
     Upon the occurrence of any of the following events:
     (a) Borrower fails to make any payment of interest or of the Principal Sum on or before the date such payment is due;
     (b) the failure of Borrower to pay any installment when due hereunder or to perform any covenant, term, or agreement in any instrument or agreement evidencing or related to any obligation of Borrower to Lender;
     (c) if bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings are instituted by or against Borrower under federal or state law;
then Lender may, at its option, without notice or demand, accelerate the maturity of the obligations evidenced hereby, which obligations shall become immediately due and payable. In the event Lender shall institute any action for the enforcement or collection of the obligations evidenced hereby, Borrower agrees to pay all costs and expenses of such action, including reasonable attorneys’ fees, to the extent permitted by law.
TRANSFERABILITY
     This Note shall be transferred on the books of Borrower only by the registered holder hereof or by its attorney duly authorized in writing or by delivery to Borrower of a duly executed Assignment. Borrower shall be entitled to treat any holder of record of the Note as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Note in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Ohio.
     Lender acknowledges that Lender has been advised by Borrower that neither this Note nor the Shares issued pursuant hereto have been registered under the Act, that the Note is being or has been issued and the Shares may be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that Borrower’s reliance thereon is based in part upon the representations made by Lender. Lender acknowledges that Lender has been informed by Borrower of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, Lender agrees that no sale, assignment or transfer of the Note or the Shares shall be valid or effective, and Borrower shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of the Note or the Shares is registered under the Act, it being understood that neither the Note nor the Shares are currently registered for sale and that Borrower has no obligation to so register the Note or the Shares, (ii) Borrower has received an opinion of counsel satisfactory to Borrower and its counsel that such sale, assignment, or transfer is otherwise exempt from registration under the Act.
          (c) Unless registered pursuant to the provisions of the Act, the certificate(s) evidencing the Shares issued upon exercise of the conversion right set forth above shall bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.”
GENERAL PROVISIONS
     Borrower, and any indorser, surety, or guarantor, hereby severally waive presentment, notice of dishonor, protest, notice of protest, and diligence in bringing suit against any party hereto, and consent that, without discharging any of them, the time of payment may be extended an unlimited number of times before or after maturity without notice. Lender shall not be required to pursue any party hereto, including any guarantor, or to exercise any rights against any collateral herefor before exercising any other such rights.
     The obligations evidenced hereby may from time to time be evidenced by another note or notes given in substitution, renewal or extension hereof. Any security interest or mortgage which secures the obligations evidenced hereby shall remain in full force and effect notwithstanding any such substitution, renewal, or extension.
     The captions used herein are for reference only and shall not be deemed a part of this Note. If any of the terms or provisions of this Note shall be deemed unenforceable, the enforceability of the remaining terms and provisions shall not be affected. This Note shall be governed by and construed in accordance with the law of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY
     BORROWER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR LENDER WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER TO THE WAIVER OF THE RIGHT OF BORROWER TO TRIAL BY JURY.
WARRANT OF ATTORNEY
     Borrower authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower in favor of Lender for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The attorney at law authorized hereby to appear for Borrower may be an attorney at law representing Lender, and Borrower hereby expressly waives any conflict of interest that may exist by virtue of such representation. Borrower also agrees that the attorney acting for Borrower as set forth in this section may be compensated by Lender for such services.
[Signature Page Follows]

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Borrower: MAX & ERMA’S RESTAURANTS, INC.
By:	/s/ William C. Niegsch, Jr.
William C. Niegsch, Jr.
Its: Chief Financial Officer

Signature Page to Convertible Promissory Note

EXHIBIT A
FORM OF CONVERSION NOTICE
TO:   Max & Erma’s Restaurants, Inc.
          4849 Evanswood Drive
          Columbus, Ohio 43229
     The undersigned owner of the Convertible Promissory Note, made October 29, 2007 (the “Note”), issued by Max & Erma’s Restaurants, Inc. (the “Company”) hereby irrevocably exercises its option to convert the second installment of the Principal Sum into shares of common stock, $0.10 par value (the “Common Stock”), in accordance with the terms and conditions of the Note. The undersigned directs that the Common Stock issuable and certificates therefore deliverable upon conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Note.
Dated: ____________________________
Signature: _________________________
Print Name: ________________________
Address: __________________________
_________________________________
Tax ID or SSN#: _____________________